SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 11, 2011

Management Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

2626 Cole Avenue, Suite 610
Dallas, Texas 75204
 (Address of principal executive offices)

Registrant's telephone number, including area code:    (214) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

On September 29, 2010, we filed a Current Report on Form 8-K to report our merger with Maple Carpenter Creek Holdings, Inc.  This amendment on Form 8-K/A includes certain financial statements required to be filed by amendment to such earlier report pursuant to Rule 3-05 of Regulation S-X. This rule states that audited financial statements should be included for all individually significant acquisitions.  In addition, reviewed financial statements of the acquisitions are included in instances in which the audited financial statements have become stale.  The acquisitions will be accounted for as a reverse acquisition with a development stage company.  In reverse acquisition accounting, the historical financial statements presented represent that of the legal acquiree, which are the consolidated financial statements of the acquired companies as of the first period presented.  As a result, no proforma financial statements are included in this filing.  The two acquisitions that are presented in this filing are Maple Carpenter Creek, LLC and Subsidiary and Armadillo Holdings Group Corp. and Subsidiary.  The ownership of these two companies was structured to allow a new entity, Maple Carpenter Creek Holdings, Inc, to own a majority stake in both entities immediately prior to completing the acquisition.

2

Item 9.01             Financial Statements and Exhibits

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAGEMENT ENERGY, INC.

Date: February 11, 2011	By:	/s/ Jack W. Hanks
Jack W. Hanks, President and
Chief Executive Officer

4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Maple Carpenter Creek, LLC and Subsidiary

We have audited the accompanying consolidated balance sheets of Maple Carpenter Creek, LLC and subsidiary (the “Company”) as of April 30, 2010 and 2009 and the related statements of operations, members' interests and cash flows for the twelve month periods then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maple Carpenter Creek, LLC and subsidiary as of April 30, 2010 and 2009 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
January 10, 2011

MAPLE CARPENTER CREEK, LLC & SUBSIDIARY
(An Exploration Stage Company)
Consolidated Balance Sheets

	October 31,	April 30,	April 30,
	2010	2010	2009
	(Unaudited)
Assets

Current assets:
Cash	$923	$314	$38,478
Intercompany advances	687,548	378,353	-
Prepaid expenses	50,534	65,793	57,795
Total current assets	682,014	444,460	96,273

Property and equipment, net	29,946	18,208	21,952

Other assets:
Investments in property owned by related party	-	1,413,253	1,413,253
Deposits	10,000	10,000	10,000

Total Assets	$721,960	$1,885,921	$1,541,478

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable, including related party amounts
of $75,648, $135,347 and $8,657 at October 31, 2010,
April 30, 2010 and April 30, 2009, respectively	$448,053	$270,482	$181,770
Accrued interest	118,539	90,328	-
Current maturities of notes payable, including related party amounts of $300,000, $300,000 and $-0- at October 31, 2010,
April 30, 2010 and April 30, 2009, respectively	600,000	600,000	-
Total current liabilities	1,149,601	960,810	181,770

Long term portion of notes payable, related party	789,048	798,446	818,988

Total Liabilities	1,938,649	1,759,256	1,000,758

Stockholders' Equity (Deficit):
Members' Capital	(1,117,966)	197,662	540,720
Non-controlling interest	(98,723)	(70,997)	-
Total Stockholders' Equity (Deficit)	(1,216,689)	126,665	540,720

Total Liabilities and Stockholders' Equity (Deficit)	$721,960	$1,885,921	$1,541,478

The accompanying notes are an integral part of the financial statements.

MAPLE CARPENTER CREEK, LLC & SUBSIDIARY
(An Exploration Stage Company)
Consolidated Statements of Operations

					For the period from
	For the six	For the six			May 23, 2007
	months ended	months ended	For the year ended	For the year ended	(Inception) through
	October 31, 2010	October 31, 2009	April 30, 2010	April 30, 2009	October 31, 2010
	(Unaudited)	(Unaudited)			(Unaudited)
Revenue:
Revenues	$-	$-	$-	$-	$-

Operating Expenses:
Exploration and development	253,736	270,210	456,896	788,674	3,475,875
General and administrative	110,962	69,988	225,034	527,448	1,599,058
Payroll and taxes	29,338	68,393	182,831	424,397	1,308,988
Professional fees	188,785	400,780	513,539	896,195	2,163,939
Depreciation and amortization	3,587	2,499	5,064	1,744	11,029
Total operating expenses	586,408	811,870	1,383,364	2,638,458	8,558,889

Net operating (loss)	(586,408)	(811,870)	(1,383,364)	(2,638,458)	(8,558,889)

Other income (expense):
Interest income	-	-	-	-	59
Other income	-	-	10,000	5,000	-
Interest expense	(67,488)	(47,490)	(147,045)	(36,858)	(266,631)
Total other income (expense)	(67,488)	(47,490)	(137,045)	(31,858)	(266,572)

Net (loss) before income taxes
and non-controlling interest	(653,896)	(859,360)	(1,520,409)	(2,670,316)	(8,825,461)

Provision for income taxes	-	-	-	-	-
Non-controlling interest in loss
of consolidated subsidiaries	27,726	93,021	119,277	-	785,915

Net (loss)	$(626,170)	$(766,339)	$(1,401,132)	$(2,670,316)	$(8,039,546)

The accompanying notes are an integral part of the financial statements.

MAPLE CARPENTER CREEK, LLC & SUBSIDIARY
(An Exploration Stage Company)
Consolidated Statement of Members' Interests

	Members'	Capital	Non-controlling	Total Members'
	Capital	Advances	Interests	Interests

Balance, May 23, 2007 (Inception)	$-	$-	$-	$-

Acquisition of subsidiary, Carpenter Creek, LLC, 75% interest	-	-	69,411	69,411

Note receivable issued as capital contributions from members	523,231	-	-	523,231

Acquisition of subsidiary, Carpenter Creek, LLC, 2.5% interest	(57,598)	-	57,598	-

Capital contributions from members	-	3,353,500	-	3,353,500

Net (loss) for the period from May 23, 2007
(Inception) through April 30, 2008	(3,839,278)	-	(127,009)	(3,966,287)

Balance, April 30, 2008	$(3,373,645)	$3,353,500	$-	$(20,145)

Capital contributions from members	-	3,231,181	-	3,231,181

Net (loss) for the year ended April 30, 2009	(2,670,316)	-	-	(2,670,316)

Balance, April 30, 2009	$(6,043,961)	$6,584,681	$-	$540,720

Acquisition of subsidiary, Carpenter Creek, LLC, 2.5% interest	(548,280)	-	48,280	(500,000)

Capital contributions from members	86,297	1,520,057	-	1,606,354

Capital advances converted to equity	7,517,350	(7,517,350)	-	-

Net (loss) for the year ended April 30, 2010	(1,401,132)	-	(119,277)	(1,520,409)

Balance, April 30, 2010	$(389,726)	$587,388	$(70,997)	$126,665

Distribution of property, Snider Ranch property	(1,413,253)	-	-	(1,413,253)

Capital contributions from shareholder	-	440,743	-	440,743

Capital contributions from members	283,052	-	-	283,052

Capital advances converted to equity	1,028,131	(1,028,131)	-	-

Net (loss) for the six months ended October 31, 2010	(626,170)	-	(27,726)	(653,896)

Balance, October 31, 2010 (Unaudited)	$(1,117,966)	$-	$(98,723)	$(1,216,689)

The accompanying notes are an integral part of the financial statements.

MAPLE CARPENTER CREEK, LLC & SUBSIDIARY
(An Exploration Stage Company)
Consolidated Statements of Cash Flows

					For the period from
	For the six	For the six			May 23, 2007
	months ended	months ended	For the year ended	For the year ended	(Inception) through
	October 31, 2010	October 31, 2009	April 30, 2010	April 30, 2009	October 31, 2010
	(Unaudited)	(Unaudited)			(Unaudited)
Cash flows from operating activities
Net (loss)	$(626,170)	$(766,339)	$(1,401,132)	$(2,670,316)	$(8,536,896)
Non-controlling interest in net loss	(27,726)	(93,021)	(119,277)	-	(274,012)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Depreciation and amortization expense	3,587	2,499	5,064	1,744	11,029
Write off of related party balance	-	-	-	101,724	101,724
Decrease (increase) in assets:
Other receivables, related party	(390,195)	-	(378,353)	-	(945,557)
Prepaid expenses	15,259	-	(7,998)	119,195	(50,535)
Deposits	-	-	-	-	(10,000)
Increase (decrease) in liabilities:
Accounts payable	277,267	64,226	(46,635)	(154,142)	403,743
Accounts payable - related party	(59,696)	35,802	135,347	(10,000)	240,593
Accrued expenses	28,211	17,589	90,328	-	118,539
Net cash used in operating activities	(698,463)	(739,244)	(1,722,656)	(2,611,795)	(8,941,372)

Cash flows from investing activities
Purchase of fixed assets	(15,325)	(1,320)	(1,320)	(22,429)	(40,975)
Amounts paid to invest in property owned by a related party	-	-	-	(1,383,253)	(1,413,253)
Net cash used in investing activities	(15,325)	(1,320)	(1,320)	(1,405,682)	(1,454,228)

Cash flows from financing activities
Capital contributions	723,795	715,170	1,606,354	3,231,181	9,438,064
Acquisition of non-controlling interest	-	(300,000)	(500,000)	-	(430,589)
Proceeds from long term debt	-	300,000	600,000	1,000,000	1,600,000
Payments on notes payable	(9,398)	(8,933)	(20,542)	(181,012)	(210,952)
Net cash provided by financing activities	714,397	706,237	1,685,812	4,050,169	10,396,523

Net increase (decrease) in cash	609	(34,327)	(38,164)	32,692	923
Cash - beginning	314	38,478	38,478	5,786	-
Cash - ending	$923	$4,151	$314	$38,478	$923

Supplemental disclosures:
Interest paid	$41,752	$36,858	$147,045	$36,858	$225,655
Income taxes paid	$-	$-	$-	$-	$-

Non-cash investing and financing transactions:
Note receivable issued as capital contributions	$-	$-	$-	$-	$523,231
Distribution of property, Snider Ranch	$(1,413,253)	$-	$-	$-	$(1,413,253)
Capital advances converted to equity	$1,028,131	$-	$7,517,350	$-	$8,545,481

The accompanying notes are an integral part of the financial statements.

Maple Carpenter Creek, LLC & Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010 and 2009
(Information for the six month periods ended
October 31, 2010 and 2009 is unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Basis of Presentation
The accompanying consolidated financial statements include the accounts of the following entities, all of which are under common control and ownership:

		Form of	State of
Name of Entity	%	Entity	Incorporation	Relationship

Maple Carpenter Creek, LLC ("MCC”)	-	LLC	Nevada	Parent
Carpenter Creek, LLC (“CC”)	95%	LLC	Delaware	Subsidiary

The consolidated financial statements herein contain the operations of the above listed subsidiaries as of the dates and for the periods as indicated. All significant inter-company transactions have been eliminated in the preparation of these financial statements.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

The Companies have adopted a fiscal year end of April 30th.

The Company’s functional and reporting currency is the United States dollar.

The comparative financial statements herein include the fiscal years ended April 30, 2010 and April 30, 2009, and the six months ended October 31, 2010 and October 31, 2009.

Organization
Maple Carpenter Creek, LLC (“MCC”), a Nevada corporation formed on May 23, 2007 to pursue interests in various coal exploration projects in the United States, or in the alternative to sell the projects, owns a 95% interest in the subsidiary, Carpenter Creek, LLC (“CC”). Maple Carpenter Creek Holdings, Inc., (“MCCH”) a Delaware Corporation, organized on October 15, 2009 as a holding Company owns an 80% interest in Maple Carpenter Creek, LLC (“MCC”).

Merger with Maple Carpenter Creek Holdings, Inc
On September 21, 2010, Management Energy, Inc entered into a merger agreement with Maple Carpenter Creek Holdings, Inc. (“MCCH”) that closed on September 23, 2010. Under the terms of the merger agreement, MCCH merged with a wholly owned subsidiary of Management Energy, Inc., MCC Merger, Inc. (“MCCM”), which was formed just prior to the merger and subsequently dissolved, in exchange for the issuance of 65,000,000 shares of Management Energy, Inc common stock to the owners of MCCH, of which 50,000,000 shares were issued on October 8, 2010 and 15,000,000 shares remain unissued and presented as common stock payable. The merger resulted in the owners of MCCH gaining control of Management Energy, Inc.  The owners of MCCH also were granted the right to receive an additional 15,000,000 shares of common stock as contingent consideration to vest on certain milestones defined in the definitive merger agreement as follows:

•	10,000,000 shares upon the closing of equity or debt financing that generates at least 2 million in net proceeds,
•	2,500,000 shares upon the successful generation of $250,000 in revenue from coal sales in any fiscal quarter,
•	2,500,000 shares upon the successful closing of additional equity or debt financing that will generate at least $2,000,000 in net proceeds.

Maple Carpenter Creek, LLC & Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010 and 2009
(Information for the six month periods ended
October 31, 2010 and 2009 is unaudited)

For financial statement reporting purposes, the merger agreement was treated as a reverse acquisition with MCCH deemed the accounting acquirer and the Company deemed the accounting acquiree under the purchase method of accounting in accordance with Accounting Standards Codification (“ASC”) 805-10-40, Business Combinations – Reverse Acquisitions. The reverse merger is deemed a recapitalization and the consolidated financial statements reflect the assets and liabilities of MCCH recognized and measured at their carrying value before the combination and the assets and liabilities of the Company (the legal acquirer/legal parent) are measured at fair value. The carrying value of the Company’s net assets approximates fair value at the date of acquisition.  The fair value of the net assets acquired is ($70,832).  The equity structure reflects the equity structure of the Company, the legal parent, and the equity structure of MCCH, the accounting acquirer, as restated using the exchange ratios established in the merger agreement to reflect the numbers of shares of the legal parent. References to the “Company” in these notes refer to Management Energy, Inc. and its wholly owned subsidiary, MCCH, as well as, the previously discussed subsidiaries.

MCCH is engaged in the development of both thermal and metallurgical coal projects in the U.S. and Colombia. MCCH had the following coal project interests as of the date of closing of the merger:

·
Carpenter Creek, Montana: An 80% interest in the Carpenter Creek coal prospect near Round Up, Montana. – MCCH controls the surface rights covering a resource potential of 345 million tons; and the mineral rights for a resource potential of over 83 million tons of coal.

·
Snider Ranch, Montana: An 80% interest in the Snider Ranch real estate and coal prospect and the Mattfield and Janich Ranch prospects, both of which prospects are adjacent to the Signal Peak Mine, near Roundup, Montana. MCCH controls the surface rights covering a resource potential of over 43 million tons of coal.

·
Armadillo Group Holdings Corporation: An 80% ownership of Armadillo Mining Corp. (“AMC”) in Colombia. As of the date of closing of the merger, AMC had exclusive options to acquire two metallurgical coal mines in the Cundinamarca province of Colombia: (i) Caparrapi is a permitted mine with minimum production and with a resource potential of 11 million metric tonnes; (ii) Yacopi has resource potential of 40 million metric tonnes. As of the date of this filing, AMC has terminated the exclusive options for the Caparrapi and Yacopi mines. AMC, is however, in active negotiations to acquire an option to purchase a 50% interest in a permitted and operating mine in Colombia producing metallurgical coal, with a potential resource of 16 million tons. As of the date of this filing, Armadillo Group Holdings Corporation has an 86.27% ownership interest in AMC.

The financial statements herein exclude the effects of the merger on September 21, 2010.

Nature of Business
Our current strategy is to pursue both the Carpenter Creek and interests in various coal exploration projects in the United States and Colombia with development partners, or in the alternative to sell the projects. We believe the benefits of this strategy include reduced capital requirements on the Company, and the ability to access industry technical development experience and marketing expertise. In the event of a sale of the projects, it will allow the Company to focus more on the potential acquisition of Colombia metallurgical coal assets that are currently producing.

Exploration Stage Company
The Company is currently an exploration stage company. As an exploration stage enterprise, the Company discloses the deficit accumulated during the exploration stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. The Company has incurred net losses of $8,039,546 and used net cash in operations of $8,941,372 for the period from inception (May 23, 2007) through October 31, 2010. An entity remains in the exploration stage until such time as proven or probable reserves have been established for its deposits. Upon the location of commercially mineable reserves, the Company plans to prepare for mineral extraction and enter the development stage. To date, the exploration stage of the Company’s operations consists of contracting with geologists who sample and assess the mining viability of the Company’s claims.

Maple Carpenter Creek, LLC & Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010 and 2009
(Information for the six month periods ended
October 31, 2010 and 2009 is unaudited)

Unaudited Interim Financial Information
The accompanying balance sheet as of October 31, 2010, statement of operations and statements of cash flows for the six months ended October 31, 2010 and 2009, statement of members’ interests for the six months ended October 31, 2010 and 2009 are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of the Company’s management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments necessary for the fair presentation of the Company’s statement of financial position at October 31, 2010, its results of operations and its cash flows for the six months ended October 31, 2010 and 2009. The results for the six months ended October 31, 2010 and 2009 are not necessarily indicative of the results to be expected for the fiscal year ending April 30, 2011.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and equipment
Equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated using the straight-line method over the estimated useful life of the related asset as follows:

Furniture and fixtures	5 years
Machinery and equipment	5 years
Software and hardware	5 years

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Fair value of financial instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no other items that required fair value measurement on a recurring basis.

Advertising and promotion
All costs associated with advertising and promoting products are expensed as incurred. No expenses were incurred for the six months ended October 31, 2010 and 2009, respectively, or for the years ended April 30, 2010 and 2009, respectively.

Maple Carpenter Creek, LLC & Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010 and 2009
(Information for the six month periods ended
October 31, 2010 and 2009 is unaudited)

Income taxes
The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted loss per share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-based compensation
The Company adopted FASB guidance on stock based compensation upon inception at May 23, 2007. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, are to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. For the periods presented, there were no share-based payments to employees, or otherwise.

Uncertain tax positions
Effective upon the Company’s fiscal year ended April 30, 2009, the Company adopted new standards for accounting for uncertainty in income taxes. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently issued accounting pronouncements
In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

Maple Carpenter Creek, LLC & Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010 and 2009
(Information for the six month periods ended
October 31, 2010 and 2009 is unaudited)

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements.  This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The Company adopted the ASC as of July 1, 2009. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. This was amended with ASU 2010-09 in February of 2010 to enable companies to not disclose the specific date. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 upon inception did not have a significant effect on the Company’s financial statements as of that date or for the period then ended. In connection with preparing the accompanying financial statements for the periods presented, management evaluated subsequent events through the date that such financial statements were issued.

Note 2 – Going Concern

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred continuous losses from operations, have accumulated net losses of $8,039,546 and $7,413,376 and a working capital deficit of $467,587 and $516,360 at October 31, 2010 and April 30, 2010, respectively, and have reported negative cash flows from operations since inception. In addition, we do not currently have the cash resources to meet our operating commitments for the next twelve months, and we expect to have ongoing requirements for capital investment to implement our business plan. Finally, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which we operate.

Since inception, our operations have primarily been funded through private debt and equity financing, as well as capital contributions by our subsidiaries’ partners, and we expect to continue to seek additional funding through private or public equity and debt financing.

Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs and/or to raise funds to finance ongoing operations and repay debt. However, there can be no assurance that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by our operations will be adequate to meet our needs. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Maple Carpenter Creek, LLC & Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010 and 2009
(Information for the six month periods ended
October 31, 2010 and 2009 is unaudited)

Note 3 – Related Party Transactions

On July 30, 2008, Maple Resources Corporation (“MRC”), a related party via common control from the Company’s CEO, Jack Hanks, purchased the Snider Ranch in Musselshell and Yellowstone Counties, Montana for $1,615,000. Simultaneously, MCC and MRC executed an option agreement whereby MCC became responsible for all principal and interest payments on a $1,000,000 bank note payable issued in MRC’s name in connection with its acquisition of the Snider Ranch and all other payments made by MRC to acquire the Snider Ranch. MRC has agreed that upon successful repayment of the note, it will transfer the Snider Ranch title to MCC. MCC also has issued MRC a $0.08/ton royalty from all future production generated from the Snider Ranch prospect as consideration for MRC and Jack W. Hanks, personally, guaranteeing the loan.  The expected fair value of this royalty could not readily be determined, and as such, was not recognized. The value of the property was periodically measured for impairment and $201,747 of impairment charges were recognized during the year ended, April 30, 2010. On September 2, 2010, the option to purchase the Snider Ranch was distributed to the owners of MCC and recorded as a dividend in the amount of $1,413,253. In the merger with MEI, MCC partners, The Maple Gas Corporation and AAM Investments, LLC assigned their rights under the option agreement to the Company. Subsequently, on December 21, 2010, Maple Resources Corporation sold the Snider Ranch property located in Yellowstone and Musselshell counties, Montana, to Great Northern Properties Limited Partnership, and the Company’s subsidiary relinquished its option right to acquire this property. The gross sales price of the property was $1,500,000, of which MCC’s and therefore the Company’s portion of the net proceeds was approximately $113,000.

On August 5, 2008, Maple Resource Company, a mutually owned entity under common management by the Company’s CEO, Jack Hanks, received a promissory note in the original principal balance of $1,000,000, a mutually owned company of the CEO, Jack Hanks, and assigned to Carpenter Creek, LLC, along with the investment in property, carries a 7% interest rate, matures on August 11, 2013, secured by an investment in the Snider Ranch property.

From time to time the Company pays expenses on behalf of related parties. The expenses paid on behalf of related parties resulted in intercompany receivables, presented as other receivables in these financial statements, of $687,548, $378,353 and $-0- at October 31, 2010, April 30, 2010 and April 30, 2009, respectively.  These receivable balances will be eliminated for all periods presented upon consolidation with Management Energy, Inc.

On July 15, 2009, MCC entered into a loan agreement with an Irrevocable Trust, of which the Company’s CEO is the trustee. The $300,000 unsecured promissory note, carried a 20% placement fee until maturity at July 15, 2010, at which time the principal and 20% placement fee (or $60,000), was compounded and extended under an amended agreement carrying a 10% placement fee that is being amortized over the extended life of the loan. The promissory note matures on July 15, 2011. Accrued interest (placement fees) of $70,533, $47,342 and $-0- was outstanding at October 31, 2010, April 30, 2010 and April 30, 3009, respectively.

On September 2, 2010 the Company’s subsidiary, Maple Carpenter Creek, LLC, a Nevada limited liability company entered into a distribution resolution and agreement to distribute the Snider Ranch investment property, carrying a value of $1,413,253 at the time of distribution, to its partners; Garb Holdings, LLC, AAM Investments, LLC, and Maple Resources Corporation. The Company’s Officers and Directors are majority owners of AAM Investments, LLC and Maple Resources Corporation.

Note 4 – Prepaid Expenses

As of October 31, 2010, April 30, 2010 and April 30, 2009 prepaid expenses included the following:

Maple Carpenter Creek, LLC & Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010 and 2009
(Information for the six month periods ended
October 31, 2010 and 2009 is unaudited)

	October 31,	April 30,	April 30,
	2010	2010	2009
Prepaid Utilities	$4,169	$4,169	$4,169
Prepaid Legal Services	-	10,000	-
Prepaid Leases	46,365	51,624	53,626
	$50,534	$65,793	$57,795

Note 5 – Property and Equipment

Property and Equipment consists of the following:

	October 31,	April 30,	April 30,
	2010	2010	2009

Furniture and fixtures	$6,001	$6,001	$-
Software and hardware	34,974	19,649	24,330
	40,975	25,650	24,330
Less accumulated depreciation and amortization	(11,029)	(7,442)	(2,378)
	$29,946	$18,208	$21,952

Depreciation and amortization expense totaled $3,587 and $2,499 for the six months ended October 31, 2010 and 2009, respectively, and $5,064 and $1,744 for the years ended April 30, 2010 and 2009, respectively.

Note 6 – Investments in Property Owned by a Related Party

On July 30, 2008, Maple Resources Corporation (“MRC”), a related party via common control from the Company’s CEO, Jack Hanks, purchased the Snider Ranch in Musselshell and Yellowstone Counties, Montana for $1,615,000. Simultaneously, the MCC and MRC executed an option agreement whereby the Company will be responsible for all principal and interest payments on a $1,000,000 bank note payable issued in MRC’s name in connection with its acquisition of the Snider Ranch and all other payments made by MRC to acquire the Snider Ranch. MRC has agreed that upon successful repayment of the note, it will transfer the Snider Ranch title to the Company. The Company has issued MRC a $0.08/lb. royalty from all future production generated from the Snider Ranch prospect. The expected fair value of this royalty could not readily be determined, and as such, was not recognized. The value of the property was periodically measured for impairment and $201,747 of impairment charges were recognized during the year ended, April 30, 2010. On September 2, 2010, the option to purchase the Snider Ranch was distributed to the owners of the Company and recorded as a dividend in the amount of $1,413,253.  Subsequently, on December 21, 2010, Maple Resources Corporation sold the Snider Ranch property located in Yellowstone and Musselshell counties, Montana, to Great Northern Properties Limited Partnership, and the Company’s subsidiary relinquished its option right to acquire this property. The gross sales price of the property was $1,500,000.

Note 7 – Acquisition of Subsidiary, Carpenter Creek, LLC

On June 19, 2007, the Company acquired a 75% equity interest in Carpenter Creek, LLC by assuming $208,233 in payables from John Baugues, the previous sole owner. In addition, the Company had previously loaned CC $750,000 which was assumed in the acquisition. The operations of Carpenter Creek are included in the accompanying financial statements beginning June 19, 2007.

The allocation of the purchase price to the Company’s assets and liabilities at the time of closing was as follows:

Maple Carpenter Creek, LLC & Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010 and 2009
(Information for the six month periods ended
October 31, 2010 and 2009 is unaudited)

Coal properties and mineral rights	$1,023,055
Other long-term assets	10,000
Total assets	$1,033,055

Accounts payable	$5,411
Intercompany note payable	750,000
Minority interest	69,411
Member’s equity	208,233
Total liabilities and member’s equity	$1,033,055

On March 10, 2008, the Company acquired an additional 2.5% interest from John Baugues in Carpenter Creek for $150,000. On June 29, 2009, the Company acquired John Baugues remaining 17.5% share in Carpenter Creek for $500,000 cash, forgiveness of a note receivable from Mr. Baugues for $315,000 and a note payable to Mr. Baugues for $213,276, resulting in the Company owning 95% of Carpenter Creek, LLC. The excess paid over the carrying value was charged to members’ capital in 2008 and 2009.

Note 8 – Notes Payable

Long term debt consists of the following at October 31, 2010, April 30, 2010 and April 30, 2009, respectively:

	October 31,	April 30,	April 30,
	2010	2010	2009

Unsecured promissory note, matured on July 15, 2009, carrying a 10% default rate. Accrued interest of $47,986, $42,986 and $-0- was outstanding at October 31, 2010, April 30, 3010 and April 30, 2009, respectively.	$300,000	$300,000	$-

Related party, unsecured promissory note, carried a 20% placement fee until maturity at July 15, 2010, at which time the principal and 20% placement fee (or $60,000), was compounded and extended under a an amended agreement carrying a 10% placement fee that is being amortized over the extended life of the loan. Matures on July 15, 2011. Accrued interest (placement fees) of $70,533, $47,342 and $-0- was outstanding at October 31, 2010, April 30, 3010 and April 30, 2009, respectively.	300,000	300,000	-

Promissory note in the original principal balance of $1,000,000 owed by Maple Resources Company, a mutually owned company of the CEO, Jack Hanks, and assigned to Carpenter Creek, LLC, along with the investment in property, carries a 7% interest rate, matures on August 11, 2013, secured by an investment in property; Snider Ranch.	789,048	798,446	818,988
Total notes payable	1,389,048	1,398,446	818,988
Less: current maturities	600,000	600,000	-
Long term portion of notes payable	$789,048	$798,446	$818,988

Maple Carpenter Creek, LLC & Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010 and 2009
(Information for the six month periods ended
October 31, 2010 and 2009 is unaudited)

The Company recorded interest expense on long term debt in the amount of $67,488 and $47,490 for the six months ended October 31, 2010 and 2009, respectively, and $171,905 and $36,858 for the years ended April 30, 2010 and 2009, respectively.

Note 9 – Changes in Members’ Interests

The initial equity contribution of $523,233 to the Company on June 19, 2007 included $208,233 of cash and a $315,000 note receivable from a related party. During the period from May 23, 2007 (inception) through April 30, 2008 cash contributions of $3,353,500 were contributed by its members.

During the year ended April 30, 2009 cash contributions of $3,231,181 were contributed by its members.

During the year ended April 30, 2010 cash contributions of $1,606,354 were contributed by its members.

On September 2, 2010, the option to purchase the Snider Ranch was distributed to the owners of MCC and recorded as a dividend in the amount of $1,413,253.

During the six months ended October 31, 2010 cash contributions of $440,743 were contributed by its shareholders.

During the six months ended October 31, 2010 cash contributions of $283,052 were contributed by its members through related party transactions.

Note 10 – Commitments and Contingencies

Legal
There were no legal proceedings against the Company.

Operating Leases Commitments
Bergin Lease:
Under the terms of the Bergin Lease, the Company is required to pay to the lessors (1) a minimum annual payment in an amount equal to $41,451 in each year during the initial ten (10) year term of the Bergin Lease, subject to increases in future years and (2) a royalty equal to 12.5% of the gross proceeds on all coal mined from the Mattfield Property.  In addition, unless coal is mined from minerals owned by the lessors, for each ton of coal mined from, stored on or transported across the Bergin Property, the Company is required to pay a damage fee of $0.15 per ton for such coal.

Brewer Lease:
Under the terms of the Brewer Lease, the Company is required to pay to the lessors (1) a minimum annual payment in an amount equal to $36,670 in each year during the initial ten (10) year term of the Brewer Lease, subject to increases in future years and (2) a royalty equal to 12.5% of the gross proceeds on all coal mined from the Brewer Property.  In addition, unless coal is mined from minerals owned by the lessors, for each ton of coal mined from, stored on or transported across the Brewer Property, the Company is required to pay a damage fee of $0.15 per ton for such coal.

Wilson Lease:
Under the terms of the Wilson Lease, the Company is required to pay to the lessors (1) a minimum annual payment in an amount equal to $40,400 in each year during the initial ten (10) year term of the Wilson Lease, subject to increases in future years and (2) a royalty equal to 12.5% of the gross proceeds on all coal mined from the Wilson Property.  In addition, unless coal is mined from minerals owned by the lessors, for each ton of coal mined from, stored on or transported across the Wilson Property, the Company is required to pay a damage fee of $0.15 per ton for such coal.

Maple Carpenter Creek, LLC & Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010 and 2009
(Information for the six month periods ended
October 31, 2010 and 2009 is unaudited)

Hougen Lease:
Under the terms of the Hougen Lease, the Company is required to pay to the lessors (1) a minimum annual payment in an amount equal to $50,311 in each year during the initial ten (10) year term of the Hougen Lease, subject to increases in future years and (2) a royalty equal to 12.5% of the gross proceeds on all coal mined from the Hougen Property.  In addition, unless coal is mined from minerals owned by the lessors, for each ton of coal mined from, stored on or transported across the Hougen Property, the Company is required to pay a damage fee of $0.15 per ton for such coal.

Mussellshell County Lease:
Under the terms of the Mussellshell County Lease, the Company is required to pay to the lessors (1) a minimum annual payment in an amount equal to $26,939 in each year during the initial ten (10) year term of the Mussellshell County Lease, subject to increases in future years and (2) a royalty equal to 12.5% of the gross proceeds on all coal mined from the Mussellshell County Property.  In addition, unless coal is mined from minerals owned by the lessors, for each ton of coal mined from, stored on or transported across the Musselshell County Property, the Company is required to pay a damage fee of $0.15 per ton for such coal.

Meredith Lease:
Under the terms of the Meredith Lease, the Company is required to pay to the lessors (1) a minimum annual payment in an amount equal to $43,679 in each year during the initial ten (10) year term of the Meredith Lease, subject to increases in future years and (2) a royalty equal to 12.5% of the gross proceeds on all coal mined from the Meredith Property.  In addition, unless coal is mined from minerals owned by the lessors, for each ton of coal mined from, stored on or transported across the Meredith Property, the Company is required to pay a damage fee of $0.15 per ton for such coal.

Mattfield Lease:
Under the terms of the Mattfield Lease, the Company is required to pay to the lessors (1) a minimum annual payment in an amount equal to $50,000 in each year during the initial ten (10) year term of the Mattfield Lease, subject to increases in future years and (2) a royalty equal to 12.5% of the gross proceeds on all coal mined from the Mattfield Property.  In addition, unless coal is mined from minerals owned by the lessors, for each ton of coal mined from, stored on or transported across the Mattfield Property, the Company is required to pay a damage fee of $0.15 per ton for such coal.

Knapp Lease:
Under the terms of the Knapp Lease, the Company is required to pay to the lessors (1) a minimum annual payment in an amount equal to $15,450 in each year during the initial ten (10) year term of the Knapp Lease, subject to increases in future years and (2) a royalty equal to 12.5% of the gross proceeds on all coal mined from the Knapp Property. In addition, unless coal is mined from minerals owned by the lessors, for each ton of coal mined from, stored on or transported across the Knapp Property, the Company is required to pay a use fee of $0.15 per ton or ..75% gross proceeds for such coal, whichever is greater.

Janich Lease:
Under the terms of the Janich Lease, the Company is required to pay to the lessors (1) a minimum annual payment in an amount equal to $30,051 in each year during the initial ten (10) year term of the Janich Lease, subject to increases in future years and (2) a royalty equal to 12.5% of the gross proceeds on all coal mined from the Janich Property.  In addition, unless coal is mined from minerals owned by the lessors, for each ton of coal mined from, stored on or transported across the Janich Property, the Company is required to pay a use fee of $0.15 per ton for such coal.

TY Checketts Lease (assigned from Fulton):
Under the terms of the Ty Checketts Lease, the Company is required to pay to the lessors (1) a minimum annual payment in an amount equal to $88,050 in each year during the initial ten (10) year term of the Lease, subject to increases in future years and (2) a royalty equal to 12.5% of the gross proceeds on all coal mined from the Checketts Property.  In addition, unless coal is mined from minerals owned by the lessors, for each ton of coal mined from, stored on or transported across the Checketts Property, the Company is required to pay a damage fee of $0.15 per ton or .75% of gross proceeds for such coal, whichever is greater.

Maple Carpenter Creek, LLC & Subsidiary
Notes to Consolidated Financial Statements
April 30, 2010 and 2009
(Information for the six month periods ended
October 31, 2010 and 2009 is unaudited)

Marsh / Snider Ranch Lease:
Under the terms of the Marsh / Snider Ranch Option to Lease, the Company is required to pay to the lessors a minimum monthly payment of $1,000 for twenty-four (24) months term of the option. The surface lease to be negotiated upon exercise of the option will have a term of ten years, with a minimum monthly payment of $1,000 subject to increases in future years.  In addition, unless coal is mined from minerals owned by the lessors, for each ton of coal mined from, stored on or transported across the Marsh Property, the Company is required to pay a damage fee of $0.15 or .75% of gross sales price per ton for such coal.

Future minimum lease payments required under operating leases are as follows:

Year Ending
April 30,	Amount

2011	$224,055
2012	70,764
Thereafter	-
$294,819

Lease expense was $447,381 and $56,282 for the six months ended October 31, 2010 and 2009, respectively, and $438,587 and $431,438 for the years ended April 30, 2010 and 2009, respectively.

Note 11 – Non-controlling Interests

On October 31, 2010, non-controlling interests held a 5% residual interest in MCC through a related party interest by Garb Holdings, LLC in MCC’s subsidiary, CC.

Note 12 – Subsequent Events

The Company, through its ownership interest in Armadillo Mining Corp, had exclusive options to acquire the Caparrapi and Yacopi metallurgical coal mines in the Cundinamarca province of Colombia. Effective November 24, 2010, the Company elected not to pursue the exercise of these options although it is continuing to explore other suitable coal properties in Colombia.

MCC owned a 95% interest in an option to acquire the Snider Ranch real estate and coal prospect adjacent to the Signal Peak Mine, near Roundup, Montana, subject to the outstanding indebtedness for this property. The option was granted by Maple Resources Corporation. On December 21, 2010, Maple Resources Corporation sold the Snider Ranch property located in Yellowstone and Musselshell counties, Montana, to Great Northern Properties Limited Partnership, and the Company’s subsidiary relinquished its option right to acquire this property. The gross sales price of the property was $1,500,000, of which the Company’s portion of the net proceeds was approximately $500,000. Contemporaneously with this transaction, the Company issued 313,339 shares to Steve Eppig in exchange for Mr. Eppig’s 1.88% interest in the equity of its Armadillo Holdings Group Corporation subsidiary.  The total fair value of the common stock was $65,801 based on the closing price of the Company’s common stock on the date of grant.

In accordance with ASC 855-10, all subsequent events have been reported through the filing date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Armadillo Holdings Group Corp. and Subsidiary

We have audited the accompanying consolidated balance sheet of Armadillo Holdings Group Corp. and subsidiary (the “Company”) as of October 31, 2010 and the related statement of operations, stockholders’ equity (deficit) and cash flows from inception on February 1, 2010 until October 31, 2010.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Armadillo Holdings Group Corp. and subsidiary as of October 31, 2010 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
January 10, 2011

ARMADILLO HOLDINGS GROUP CORP. & SUBSIDIARY
(An Exploration Stage Company)
Consolidated Balance Sheets

October 31,
2010
Assets

Current assets:
Cash	$-
Total current assets	-

Total Assets	$-

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable, including related party amounts
of $904,601 and $378,353 at October 31, 2010
and April 30, 2010, respectively	$1,019,125
Accrued expenses	2,940
Current maturities of notes payable	100,000
Total current liabilities	1,122,065

Long term portion of notes payable	-

Total Liabilities	1,122,065

Stockholders' Equity (Deficit):
Common stock, $1.00 par value, 10,000 shares
authorized, 10,000 shares issued and outstanding	10,000
Additional paid in capital	(10,000)
Non-controlling interest	(219,010)
Accumulated (deficit)	(903,055)
Total Stockholders' Equity (Deficit)	(1,122,065)

Total Liabilities and Stockholders' Equity (Deficit)	$-

The accompanying notes are an integral part of the financial statements.

ARMADILLO HOLDINGS GROUP CORP. & SUBSIDIARY
(An Exploration Stage Company)
Consolidated Statements of Operations

For the period from
February 1, 2010
(Inception) through
October 31, 2010
Revenue:
Revenues	$-

Operating Expenses:
General and administrative	522,475
Payroll and taxes	403,329
Professional fees	193,321
Total operating expenses	1,119,125

Net operating (loss)	(1,119,125)

Other income (expense):
Interest expense	(2,940)
Total other income (expense)	(2,940)

Net (loss) before income taxes
and non-controlling interest	(1,122,065)

Provision for income taxes	-
Non-controlling interest in loss
of consolidated subsidiaries	219,010

Net (loss)	$(903,055)

Weighted average number of common
shares outstanding - basic and fully diluted	10,000

Net (loss) per share - basic and fully diluted	$(90.31)

The accompanying notes are an integral part of the financial statements.

ARMADILLO HOLDINGS GROUP CORP. & SUBSIDIARY
(An Exploration Stage Company)
Consolidated Statement of Stockholders' Equity (Deficit)

						Total
	Common Stock		Additional Paid	Accumulated	Non-controlling	Stockholder's
	Shares	Amount	In Capital	(Deficit)	Interests	Equity (Deficit)

Balance, February 1, 2010 (Inception)	-	$-	$-	$-	$-	$-

Founder's shares of common stock issued	10,000	10,000	(10,000)	-	-	-

Net (loss) for the period from February 1, 2010
(inception) to October 31, 2010	-	-	-	(903,055)	(219,010)	(1,122,065)

Balance, October 31, 2010	10,000	$10,000	$(10,000)	$(903,055)	$(219,010)	$(1,122,065)

The accompanying notes are an integral part of the financial statements.

ARMADILLO HOLDINGS GROUP CORP. & SUBSIDIARY
(An Exploration Stage Company)
Consolidated Statements of Cash Flows

For the period from
February 1, 2010
(Inception) through
October 31, 2010
Cash flows from operating activities
Net (loss)	$(903,055)
Non-controlling interest in net loss	(219,010)
Adjustments to reconcile net (loss) to
net cash used in operating activities:
Increase (decrease) in liabilities:
Accounts payable	1,019,125
Accrued expenses	2,940
Net cash used in operating activities	(100,000)

Cash flows from financing activities
Proceeds from long term debt	100,000
Net cash provided by financing activities	100,000

Net increase (decrease) in cash	-
Cash - beginning	-
Cash - ending	$-

Supplemental disclosures:
Interest paid	$-
Income taxes paid	$-

Non-cash investing and financing transactions:
Par value of founder's shares
of common stock issued	$10,000

The accompanying notes are an integral part of the financial statements.

Armadillo Holdings Group Corp. & Subsidiary
Notes to Consolidated Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Basis of Presentation
The accompanying consolidated financial statements include the accounts of the following entities, all of which are under common control and ownership:

		Form of	State of
Name of Entity	%	Entity	Incorporation	Relationship

Armadillo Holdings Group Corp. (“AHGC”)	-	Corporation	British Virgin Isl.	Parent
Armadillo Mining Corp. (“AMC”)	80%	Corporation	British Virgin Isl.	Subsidiary

The consolidated financial statements of Armadillo Holdings Group Corporation herein contain the operations of the subsidiary of Armadillo Mining Corporation as of the dates and for the periods as indicated. All significant inter-company transactions have been eliminated in the preparation of these financial statements.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

The Companies have adopted a fiscal year end of April 30th.

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC 820, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in the Colombian peso. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

The comparative financial statements herein include the fiscal year ended April 30, 2010 and the six months ended October 31, 2010.

Organization
Armadillo Holdings Group Corporation (the Company or “AHGC”) was formed in the British Virgin Islands on August 11, 2010 as a holding company for South American coal mining businesses beginning with Armadillo Mining Corporation (“AMC”), which is engaged in coal mining exploration activities in Colombia. AHGC owns 80% of Armadillo Mining Corporation, which was formed on July 21, 2010 in the British Virgin Islands. The AMC subsidiary incurred significant expenses prior to its legal formation. As such, February 1, 2010 was considered the Company’s date of inception.

AHGC is engaged in the development of metallurgical coal projects in Colombia. AMC has exclusive options to acquire two metallurgical coal mines in the Cundinamarca province of Colombia: (i) Caparrapi is a permitted mine with minimum production and with a resource potential of 11 million metric tonnes; (ii) Yacopi has resource potential of 40 million metric tonnes. As of the date of this filing, AMC has terminated the exclusive options for the Caparrapi and Yacopi mines. AMC subsequently entered into an Option Agreement, dated January 20, 2011, to acquire 50% of the Colombian metallurgical coal company, C.I. Hunza Coal Ltda. (“Hunza”). Hunza owns and operates a mine located in the Boyaca province of Colombia, which is estimated to contain metallurgical coal resources of 16 million to 90 million tons of high quality metallurgical coal. The Hunza mine is permitted and is currently producing and marketing about 1,000 tons per month.

Nature of Business
Our current strategy is to pursue interests in various coal exploration projects in Colombia with development partners, or in the alternative to sell the projects. We believe the benefits of this strategy include reduced capital requirements on the Company, and the ability to access industry technical development experience and marketing expertise. In the event of a sale of the projects, it will allow the Company to focus more on the potential acquisition of Colombia metallurgical coal assets that are currently producing.

Armadillo Holdings Group Corp. & Subsidiary
Notes to Consolidated Financial Statements

Exploration Stage Company
The Company is currently an exploration stage company. As an exploration stage enterprise, the Company discloses the deficit accumulated during the exploration stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. The Company has incurred net losses of $921,161 and used net cash in operations of $100,000 for the period from inception (February 1, 2010) through October 31, 2010. An entity remains in the exploration stage until such time as proven or probable reserves have been established for its deposits. Upon the location of commercially mineable reserves, the Company plans to prepare for mineral extraction and enter the development stage. To date, the exploration stage of the Company’s operations consists of contracting with geologists who sample and assess the mining viability of the Company’s claims.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no other items that required fair value measurement on a recurring basis.

Advertising and promotion
All costs associated with advertising and promoting products are expensed as incurred. No expenses were incurred for the six months ended October 31, 2010 and the period from February 1, 2010 (inception) to April 30, 2010, respectively.

Income taxes
The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted loss per share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-based compensation
The Company adopted FASB guidance on stock based compensation upon inception at February 1, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, are to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. For the periods presented, there were no share-based payments to employees, or otherwise.

Uncertain tax positions
Effective upon the Company’s fiscal year ended April 30, 2010, the Company adopted new standards for accounting for uncertainty in income taxes. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Armadillo Holdings Group Corp. & Subsidiary
Notes to Consolidated Financial Statements

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently issued accounting pronouncements
In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements.  This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The Company adopted the ASC upon inception at February 1, 2010. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. This was amended with ASU 2010-09 in February of 2010 to enable companies to not disclose the specific date. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 upon inception did not have a significant effect on the Company’s financial statements as of that date or for the period then ended. In connection with preparing the accompanying financial statements for the periods ended October 31, 2010 and April 30, 2010, management evaluated subsequent events through the date that such financial statements were issued.

Armadillo Holdings Group Corp. & Subsidiary
Notes to Consolidated Financial Statements

Note 2 – Going Concern

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred continuous losses from operations, have an accumulated deficit of $903,055 and a working capital deficit of $1,122,065 at October 31, 2010, and have reported negative cash flows from operations since inception. In addition, we do not currently have the cash resources to meet our operating commitments for the next twelve months, and we expect to have ongoing requirements for capital investment to implement our business plan. Finally, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which we operate.

Since inception, our operations have primarily been funded through private debt and equity financing, as well as capital contributions by our subsidiaries’ partners, and we expect to continue to seek additional funding through private or public equity and debt financing.

Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs and/or to raise funds to finance ongoing operations and repay debt. However, there can be no assurance that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by our operations will be adequate to meet our needs. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party Transactions

Neither AHGC, or its subsidiary, AMC, hold bank accounts. As such, the Companies expenses are paid by related parties. The expenses paid on behalf of AHGC and AMC resulted in intercompany liabilities, included in accounts payable, of $904,601 and $378,353 at October 31, 2010 and April 30, 2010, respectively.

Common stock (AHGC)
On August 11, 2010 the Company issued 9,812 founder’s shares of common stock to related parties. The shares were valued at par value of $1.00 per share and recorded against additional paid in capital.

On August 11, 2010 the Company issued 188 founder’s shares of common stock to a founder and promissory note holder. The shares were valued at par value of $1.00 per share and recorded against additional paid in capital.

Common stock of subsidiary (AMC)
On July 21, 2010 the Company issued 9,000 founder’s shares of common stock to a related party, Maple Carpenter Creek, LLC (“MCC”). The shares were valued at par value of $1.00 per share and recorded against additional paid in capital. On August 11, 2010, MCC exchanged 7,200, or 80% of these shares with AHGC in a tax free exchange, and on September 2, 2010 MCC distributed the remaining 1,800 shares to a related party resulting in a 20% minority interest for AHGC.

Note 4 – Notes Payable

Long term debt consists of the following at October 31, 2010 and April 30, 2010, respectively:

Armadillo Holdings Group Corp. & Subsidiary
Notes to Consolidated Financial Statements

	October 31,	April 30,
	2010	2010

Promissory note bearing interest at 13.25%, maturing on December 30, 2010, secured by 1.88% interest in AHGC. Carries a default rate of 18%. Accrued interest of $2,940 and $-0- was outstanding at October 31, 2010 and April 30, 3010, respectively.	$100,000	$-
Total notes payable	100,000	-
Less: current maturities	100,000	-
Long term portion of notes payable	$-	$-

The Company recorded interest expense on long term debt in the amount of $2,940 and $-0- for the six months ended October 31, 2010 and the period from February 1, 2010 (inception) to April 30, 2010, respectively.

Note 5 – Changes in Stockholders’ Equity (Deficit)

Common stock (AHGC)
On August 11, 2010 the Company was organized in the British Virgin Islands and authorized to issue 50,000 shares of common stock at a par value of $1.00 per share. There were 10,000 shares issued and outstanding at October 31, 2010.

On August 11, 2010 the Company issued 9,812 founder’s shares of common stock to related parties. The shares were valued at par value of $1.00 per share and recorded against additional paid in capital.

On August 11, 2010 the Company issued 188 founder’s shares of common stock to a founder and promissory note holder. The shares were valued at par value of $1.00 per share and recorded against additional paid in capital.

Common stock of subsidiary (AMC)
On July 21, 2010 the Company was organized in the British Virgin Islands and authorized to issue 50,000 shares of common stock at a par value of $1.00 per share. There were 9,000 shares issued and outstanding at October 31, 2010.

On July 21, 2010 the Company issued 9,000 founder’s shares of common stock to a related party, Maple Carpenter Creek, LLC (“MCC”). The shares were valued at par value of $1.00 per share and recorded against additional paid in capital. On August 11, 2010, MCC exchanged 7,200, or 80% of these shares with AHGC in a tax free exchange, and on September 2, 2010 MCC distributed the remaining 1,800 shares to a related party resulting in a 20% minority interest for AHGC.

Note 6 – Non-controlling Interests

On October 31, 2010, non-controlling interests held a 20% residual interest in AMC through a related party interest by Garb Holdings, LLC in AHGC’s subsidiary, AMC.

Note 7 – Subsequent Events

The Company, through its ownership interest in Armadillo Mining Corp, had exclusive options to acquire the Caparrapi and Yacopi metallurgical coal mines in the Cundinamarca province of Colombia. Effective November 24, 2010, the Company elected not to pursue the exercise of these options although it is continuing to explore other suitable coal properties in Colombia.

Armadillo Holdings Group Corp. & Subsidiary
Notes to Consolidated Financial Statements

On December 21, 2010, a related party, Management Energy, Inc. (“MEI”) issued 313,339 shares to Steve Eppig in exchange for Mr. Eppig’s 1.88% interest in the equity of its Armadillo Holdings Group Corporation subsidiary.  The total fair value of the common stock was $65,801 based on the closing price of MEI’s common stock on the date of grant.

On January 20, 2011, the Company’s subsidiary, AMC entered into an Option Agreement to acquire 50% of the Colombian metallurgical coal company, C.I. Hunza Coal Ltda. (“Hunza”). Hunza owns and operates a mine located in the Boyaca province of Colombia, which is estimated to contain metallurgical coal resources of 16 million to 90 million tons of high quality metallurgical coal. The Hunza mine is permitted and is currently producing and marketing about 1,000 tons per month.

In accordance with ASC 855-10, all subsequent events have been reported through the filing date.